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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

      The following are the subsidiaries of Sterling Financial Corporation:


        Subsidiary                    State of Incorporation or Organization
        ----------                    --------------------------------------

  Bank of Lancaster County, N.A.          (National Banking Association)
  1 East Main Street
  P.O. Box 0300
  Strasburg, PA  17579

       Town & Country, Inc.                        Pennsylvania
       1097 Commercial Avenue
       East Petersburg, PA 17520

  Sterling Mortgage Services, Inc.                 Pennsylvania
  101 North Pointe Boulevard
  Lancaster, PA 17601-4133

  T & C Leasing, Inc.                              Pennsylvania
  1097 Commercial Avenue
  East Petersburg, PA   17520

  The First National Bank of North East     (National Banking Association)
  14 S. Main Street
  North East, Maryland 21901

  Bank of Hanover and Trust Company                  Pennsylvania
  25 Carlisle Court
  Hanover, PA 17371

  HOVB Investment Company                             Delaware
  103 Foulk Road, Suite 202
  Wilmington, DE 19803